Exhibit 99.1

News

August 12, 2019	Analyst Contact: Megan Patterson
918-561-5325
Media Contact: Brad Borror
918-588-7582

ONEOK Announces $2.0 Billion Notes Offering

TULSA, Okla. – Aug. 12, 2019 – ONEOK, Inc. (NYSE: OKE) today announced that it has priced an offering to sell $2.0 billion of senior notes, consisting of $500 million of 5-year senior notes at a coupon of 2.75%, $750 million of 10-year senior notes at a coupon of 3.40% and $750 million of 30-year senior notes at a coupon of 4.45%.

The net proceeds from the offering, after deducting underwriting discounts, commissions and offering expenses, are expected to be $1.97 billion. ONEOK expects to use the net proceeds to repay the $300 million principal amount of senior notes due March 2020 and for general corporate purposes, which may include repayment of existing indebtedness and funding of capital expenditures. ONEOK expects the notes offering to close on or about Aug. 15, 2019, subject to the satisfaction of customary closing conditions.

J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., U.S. Bancorp Investments, Inc., and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. BOK Financial Securities, Inc., RBC Capital Markets, LLC, Siebert Cisneros Shank & Co., L.L.C., Tuohy Brothers Investment Research, Inc., and The Williams Capital Group, L.P. are the co-managers for the offering.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Nothing in this press release constitutes a notice of redemption or an obligation to issue a notice of redemption for the senior notes due March 2020 and the completion of the offering will not obligate us to issue a notice of redemption for the senior notes due March 2020.

A registration statement relating to the notes was previously filed with, and became effective under the rules of, the Securities and Exchange Commission. ONEOK offered the notes to the public by means of a prospectus and prospectus supplement, which are part of the registration statement.

-more-

ONEOK Announces $2.0 Billion Notes Offering

Aug. 12, 2019

A copy of the prospectus and prospectus supplement may be obtained by contacting the joint book-running managers as follows:

J.P. Morgan Securities LLC

Attn: Investment Grade Syndicate Desk

383 Madison Avenue

New York, New York 10179

Phone: (212) 834-4533

Fax: (212) 834-6081

BofA Securities, Inc.

Attention: High Grade Transaction Management/Legal

50 Rockefeller Plaza

NY1-050-12-01

NY, NY 10020

Email: dg.prospectus_requests@baml.com

Phone: 800-294-1322

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Toll-free: 800-831-9146

Email: prospectus@citi.com

Goldman Sachs & Co. LLC

Attn: Prospectus Department

200 West Street

New York, New York 10282

Email: Prospectus-ny@ny.email.gs.com

Phone: 1-866-471-2526

Fax: 212-902-9316

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets.

ONEOK is a FORTUNE 500 company and is included in the S&P 500.

Some of the statements contained in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to the closing, net proceeds, and expected use of proceeds of the offering. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

-more-

ONEOK Announces $2.0 Billion Notes Offering

Aug. 12, 2019

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “scheduled,” “should,” “will,” “would” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors, including, without limitation, prevailing market conditions and difficulties in executing the offering, may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices.

Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Forward-looking statements speak only as of the date on which such statements are made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

###